EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, Xiangqian Li, the Chief Executive Officer and Interim Chief Financial Officer of CHINA BAK BATTERY, INC. (the “Company”), DOES HEREBY CERTIFY that:

          1. The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

          2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

          IN WITNESS WHEREOF, the undersigned has executed this statement this 31st day of December, 2012.

/s/ Xiangqian Li
Xiangqian Li
Chief Executive Officer and Interim Chief Financial Officer
(Principal Executive Officer, Principal Financial and
Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to China BAK Battery, Inc. and will be retained by China BAK Battery, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.